Exhibit 99.1

Full-Thickness Skin Defects ("FTSD")

Market Sizing – June 2023 Update

Market Size Prior to FDA Approval[1]

Traumatic Wounds

Degloving (Open Wounds)	99,000
Crush	2,000
Abrasion	5,000
Laceration	10,000
Puncture	2,000

Surgical Wounds

Necrotizing Fasciitis	2,000
Amputation	6,000
Fasciotomy	1,000

~127,000 Eligible Procedures

+

Additional Market Opportunity with FDA Approved Expanded Indication of FTSD[1]

Traumatic Wounds

- Gun Shot Wounds
- Traumatic Hematoma

Data pending

Surgical Wounds

- Muscle-only Flap
- Laparotomy
- Abdominoplasty Dehiscence
- Hidradenitis Suppurativa

Data pending

Surgical Excision – Cancer

Cancer Excision	136,000

Chronic Wounds

DFU	21,000
VLU	42,000
Non - Pressure Ulcers	51,000
Pressure Ulcers	14,000

> 264,000 Eligible Procedures

Total Market Opportunity of Traumatic, Surgical, Cancer Excision & Chronic Wounds

~391,000 Annual Eligible Procedures

(1) Market size derived from third-party claims reports and internal analysis based on skin graft CPT codes tied to diagnosis code of specified wound types.

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